Exhibit 10.6
FINAL VERSION
EXECUTIVE OFFICER
CHANGE IN CONTROL AGREEMENT
          THIS AGREEMENT, which is effective as of _______________ (the “Effective Date”), is made by and between Visteon Corporation, a Delaware corporation (the “Company”) and _____________ (the “Executive”).
          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and
          WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and
          WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
          1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.
          2. Term of Agreement. The Term of this Agreement shall commence on the Effective Date and shall continue in effect through the fifth anniversary of the Effective Date; provided, however, that commencing on the first anniversary of the Effective Date, and on each anniversary of the Effective Date thereafter, the Term shall automatically be extended for one additional year unless, not later than 90 days prior to each such date, the Company or the Executive shall have given notice not to extend the Term; and provided, further, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than 24 months beyond the month in which such Change in Control occurred.
          3. Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive’s employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.
          4. The Executive’s Covenants.
          4.1 The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive’s employment for any reason.
          4.2 The Executive agrees that, during the Term and for a period ending on the second anniversary of a termination of the Executive’s employment following a Change in Control under circumstances entitling the Executive to payments and benefits under Section 6 hereof, the Executive will not, without the prior written consent of the Chairman of the Board or the Chief Executive Officer of the Company, engage in or perform any services of a similar nature to those performed by the Executive at the Company for any other corporation or business which is primarily engaged in the design, manufacture, development, promotion or sale of climate, instrument and door panels or electronic components for the automotive industry within North America, Latin America, Asia, Australia or Europe in competition with the Company or any of the Company’s subsidiaries or Affiliates, or any joint ventures to which the Company or any of the Company’s subsidiaries or Affiliates are a party.
          4.3 During the Term and thereafter, the Executive will not (other than in the regular course and in furtherance of the Company’s business) divulge, furnish or make available to any person any confidential knowledge, information or materials, whether tangible or intangible, regarding proprietary matters relating to the Company, including, without limitation, trade secrets, customer and supplier lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition or disposition plans, new personnel employment plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and financial budgets and forecasts of the Company except (1) information which at the time is available to others in the business or generally known to the public other than as a result of disclosure by the Executive not permitted hereunder, and (2) when required to do so by a court of competent jurisdiction, by any governmental agency or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information.

          5. Compensation Other Than Severance Payments.
          5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay to the Executive an amount that when added to the amount paid to the Executive under the Company’s short-term and/or long-term disability plans, will result in the Executive receiving his full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any other compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive’s employment is terminated by the Company for Disability.
          5.2 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.
          5.3 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.
          6. Severance Payments.
          6.1 If (i) the Executive’s employment is terminated on or within two (2) years following a Change in Control, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, or (ii) the Executive voluntarily terminates his employment for any reason during the 30 day period commencing on the first anniversary of a Change in Control, then, in either such case, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”), and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive’s employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, or (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person. For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that such position is not correct.
               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive, on the first day of the seventh (7th) month following the month in which occurs the Executive’s Separation from Service, a lump sum severance payment, in cash, equal to three (3) times the sum of (i) the Executive’s base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the Executive’s target annual bonus pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if higher, the fiscal year in which occurs the first event or circumstance constituting Good Reason. The amount payable pursuant to this Section 6.1(A) shall be in lieu of any cash severance or salary continuation benefit payable to the Executive under any other plan, policy or program of the Company or any of its Affiliates (for which the Executive shall be deemed ineligible if amounts are payable hereunder) or any written employment agreement between the Executive and the Company or any of its Affiliates.
               (B) For the 36 month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence; provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of “parachute payments” pursuant to Section 6.2 hereof), such health and life insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive by another employer during the 36 month period following the Executive’s termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.
(i)	If accident and health insurance benefits are provided, with the Executive’s consent, under a health plan that is subject to Section 105(h) of the Code, then, for any period of coverage following the end of the continuation period required under Sections 601 through 609 of the Employee Retirement Income Security Act of 1974, as amended, the benefits payable under such health plan shall comply with the requirements of Sections 1.409A-3(i)(1)(A) and (B) of the Treasury regulations and, if and to the extent necessary, the Company shall amend such health plan to comply therewith;
(ii)	Notwithstanding anything in this Section 6.1(B) to the contrary, with respect to the first six (6) months following the Executive’s Separation from Service, if the premiums payable by the Company for group term life insurance on the Executive’s life exceeds the amount of the “limited payments” exemption set forth in Section 1.409A-1(b)(9)(v)(B) of the Income Tax Regulations (or any successor provision thereto), then, to the extent required in order to comply with Code Section 409A, the Executive, in advance, shall pay to the Company an amount equal to the premiums for any such life insurance policy, other than with respect to life insurance coverage to which the Executive would be entitled independent of this Agreement. Promptly following the end of such six (6) month period, the Company will make a cash payment to the Executive equal to the difference between the aggregate amount paid by the Executive for such coverage and the amount that the Executive would have paid for such life insurance coverage if such cost had been determined pursuant to this Section 6.1(B) other than this subparagraph (ii).
               (C) Each option to purchase shares of common stock of the Company outstanding as of the Date of Termination shall become fully vested and exercisable as of such date and shall remain exercisable during the shorter of (i) the remaining term of such option (such remaining term to be determined as if the Executive were still actively employed) or (ii) ten (10) years from the date on which the option originally was granted, and each grant of restricted stock or similar grant, the award of which is contingent only upon the continued employment of the Executive to a subsequent date, shall become fully vested as of the Date of Termination.

               (D) Unless payable to the Executive under the terms of any annual or long-term incentive plan, the Company shall pay to the Executive, on the first day of the seventh (7th) month following the month in which occurs the Executive’s Separation from Service, a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation (including performance share awards) which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards (including performance share awards) to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level (or if higher, at the then projected actual final level), of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period. Notwithstanding the forgoing, if and to the extent the Executive had elected to defer receipt of any such award, and if the Executive’s deferral election is irrevocable as of the Date of Termination for purposes of Code Section 409A, the amount calculated above shall be credited to the Executive’s account under the applicable deferred compensation plan in lieu of being distributed directly to the Executive.
               (E) The benefits then accrued by or payable to the Executive under the Company’s Supplemental Executive Retirement Plan and Pension Parity Plan, or any successor to any such plan, and the benefits then accrued by or payable to the Executive under any other nonqualified plan providing supplemental retirement or deferred compensation benefits shall become fully vested notwithstanding any eligibility conditions that would otherwise apply with respect to such benefits and the benefit, as so vested, will be paid in accordance with the terms of the applicable plan or program. With respect to the Supplemental Executive Retirement Plan, and any other nonqualified nonaccount balance plan or portion of a plan providing supplemental retirement or deferred compensation benefits, the Company shall transfer an amount in cash sufficient to pay all benefits then accrued by or payable to the Executive under the terms of such plans into an irrevocable grantor trust (a so-called “Rabbi Trust”) whose trustee shall be an entity unaffiliated with and independent of the Company, which trust shall be required to pay such benefits in accordance with and subject to the applicable terms of each plan (as modified by this Agreement) and the trust instrument; provided that if such transfer to the Rabbi Trust would be treated, under Code Sections 83 and 409A(b), as a taxable transfer to the Executive, such transfer to the Rabbi Trust shall not be made until such time as the transfer will not be treated as a taxable event under Code Sections 83 and 409A; and provided further, that any amendment or termination of any such plan on or after the Change in Control date the effect of which would be to reduce or eliminate the benefit payable to the Executive shall be disregarded.

               (F) The Company shall reimburse the Executive for expenses incurred for outplacement services suitable to the Executive’s position, until December 31 of the second calendar year following the calendar year in which occurs the Executive’s Separation from Service (or, if earlier, until the first acceptance by the Executive of an offer of employment) in an amount not exceeding 25% of the sum of the Executive’s annual base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstances constituting Good Reason, and target annual bonus pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if higher, the fiscal year in which occurs the first event or circumstance constituting Good Reason.
               (G) For the six (6) month period immediately following the Date of Termination, the Company shall provide the Executive with the use of any Company provided automobile on the same terms and conditions that were applicable immediately prior to the Date of Termination or, if more favorable, immediately prior to the first occurrence of an event or circumstance constituting Good Reason. The Executive’s right to use a Company provided automobile cannot be exchanged for cash or another benefit.
          6.2 (A) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive’s employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called “Total Payments”) would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the cash Severance Payments shall first be reduced, and the noncash Severance Payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments); provided, however, that the Executive may elect, to the extent that such election (and the right to such election) does not result in adverse tax consequences to the Executive under Code Section 409A, to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.
               (B) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm (the “Auditor”) which was, immediately prior to the Change in Control, the Company’s independent auditor, (A) does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) or (B) constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
               (C) At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
          6.3 The payments provided in subsections (A) and (D) of Section 6.1 hereof shall be made on the first day of the seventh (7th) month following the month in which occurs the Executive’s Separation from Service. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
          6.4 The Company also shall reimburse the Executive for all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require; provided that no reimbursement pursuant to this Section 6.4 shall be made later than the end of the calendar year following the calendar year in which such fee or expense was incurred.
          7. Termination Procedures and Compensation During Dispute.
          7.1. Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.
          7.2 Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change in Control and during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such 30 day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than 30 days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than 15 days nor more than 60 days, respectively, from the date such Notice of Termination is given).
          7.3 Dispute Concerning Termination. If within 15 days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.
          7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this

Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.
          8. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
          9. Successors; Binding Agreement.
          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. If the successor to all or substantially all of the business and/or assets of the Company arises in connection with a transaction that constitutes a Change in Control Event (as defined for purposes of Code Section 409A), the failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date of the Change in Control Event (as defined for purposes of Code Section 409A) shall be deemed the Date of Termination. If the successor to all or substantially all of the business and/or assets of the Company arises in connection with a transaction that does not constitute a Change in Control Event (as defined for purposes of Code Section 409A), the failure of the Company to obtain such assumption and agreement prior to the effectiveness of such succession shall be a breach of this Agreement and, following the Executive’s Separation from Service, shall entitle the Executive to Compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control.
          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.
          10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive’s signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:
To the Company:
Visteon Corporation
One Village Center Drive
Van Buren Township, MI 48111
Attention: General Counsel
          11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company only in the event that the Executive’s employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive other than for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. In addition, if prior to the date of payment of the Severance Payments hereunder, the taxes imposed under Sections 3101, 3121(a) and 3121(v)(2), where applicable, become due, the Company may provide for an immediate payment of the amount needed to pay the Executive’s portion of such tax (plus an amount equal to the taxes that will be due on such amount) and the Executive’s Severance Payments shall be reduced accordingly. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.
          12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          14. Settlement of Disputes. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within 60 days after notification by the Board that the Executive’s claim has been denied. The Executive acknowledges that to avoid an additional tax on payments that may be payable or benefits that may be provided under this Agreement and that constitute deferred compensation that is not exempt from Section 409A of the Code, the Executive must make a reasonable, good faith effort to collect any payment or benefit to which the Executive believes the Executive is entitled hereunder no later than 90 days after the latest date upon which the payment could have been made or benefit provided under this Agreement, and if not paid or provided, must take further enforcement measures within 180 days after such latest date.
          15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
               (A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
               (B) “Auditor” shall have the meaning set forth in Section 6.2 hereof.
               (C) “Base Amount” shall have the meaning set forth in section 280G(b)(3) of the Code.
               (D) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
               (E) “Board” shall mean the Board of Directors of the Company.

               (F) “Cause” for termination by the Company of the Executive’s employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.
               (G) “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (III) below;
                    (II) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
                    (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;
                    (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or
                    (V) any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.
     Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
               (H) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
               (I) “Company” shall mean Visteon Corporation, a Delaware corporation, and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.
               (J) “Date of Termination” shall have the meaning set forth in Section 7.2 hereof.
               (K) “Disability” shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within 30 days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.

               (L) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
               (M) “Excise Tax” shall mean any excise tax imposed under section 4999 of the Code.
               (N) “Executive” shall mean the individual named in the first paragraph of this Agreement.
               (O) “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VI) below to a “Change in Control” as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (IV), or (V) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
                    (I) the assignment to the Executive of any duties inconsistent with the Executive’s status as a senior executive officer of the Company or a material adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to the Change in Control (including, without limitation, the Executive ceasing to be an executive officer of a public company);
                    (II) a reduction by the Company in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;
                    (III) the relocation of the Executive’s principal place of employment to a location more than 50 miles from the Executive’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;
                    (IV) the failure by the Company to pay to the Executive any portion of the Executive’s current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

                    (V) the failure by the Company to continue to provide the Executive with benefits substantially similar to the material benefits enjoyed by the Executive under any of the Company’s executive compensation (including bonus, equity or incentive compensation), pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control; or
                    (VI) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.
     The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.
               (P) “Notice of Termination” shall have the meaning set forth in Section 7.1 hereof.
               (Q) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
               (R) “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
                    (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
                    (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or
                    (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
               (S) “Retirement” shall be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated in accordance with the Company’s retirement policy, including early retirement, generally applicable to its salaried employees.
               (T) “Separation from Service” means the date on which the Executive separates from service (within the meaning of Code Section 409A) from the Company when the Company and Executive reasonably anticipate that no further services will be performed by the Executive for the Company after that date or that the level of bona fide services the Executive will perform after such date as an employee of the Company will permanently decrease to no more than 20% of the average level of bona fide services performed by the Executive (whether as an employee or independent contractor) for the Company over the immediately preceding 36-month period (or such lesser period of services). For purposes of this definition, the term Company includes each other corporation, trade or business that, with the Company, constitutes a controlled group of corporations or group of trades or businesses under common control within the meaning of Code Sections 414(b) or (c), applied by substituting “at least 50 percent” for “at least 80 percent” each place it appears, and the term “Company” shall be deemed to refer collectively to the Company and each other controlled group member as so defined. An Executive is not considered to have incurred a Separation from Service if the Executive is absent from active employment due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed the greater of (i) six months, or (ii) the period during which the Executive’s right to reemployment by the Company is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than six months, where such impairment causes the Executive to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the leave may be extended for up to 29 months without causing the Executive to have incurred a Separation from Service. Further, for purposes of determining whether the Executive has incurred a Separation from Service, if the Executive is not actively at work during the period that there exists a dispute pursuant to Section 7.3, the Executive shall be considered to be on a bona fide leave of absence for which his right to reemployment is guaranteed during the period that begins on the date on which the Executive last performs active services and ends on the Date of Termination that ultimately is established pursuant to Section 7.3.
               (U) “Severance Payments” shall have the meaning set forth in Section 6.1 hereof.
               (V) “Tax Counsel” shall have the meaning set forth in Section 6.2 hereof.
               (W) “Term” shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).
               (X) “Total Payments” shall mean those payments so described in Section 6.2 hereof.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the Effective Date.

VISTEON CORPORATION
By:
	Name:	Heidi A. Sepanik
	Title:	Secretary

EXECUTIVE

Address:

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